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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
InnerDyne, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of InnerDyne, Inc. of our report dated January 30, 1998, relating to the balance sheets of InnerDyne, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of InnerDyne, Inc.



                                                   KPMG Peat Marwick LLP


Salt Lake City, Utah
July 2, 1998



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